UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 3, 2011

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See description in Item 2.03 below which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 3, 2011, Rite Aid Corporation (“Rite Aid”) announced that it had entered into a refinancing amendment to its senior secured credit facility (the “Amendment”), pursuant to which Rite Aid prepaid the outstanding Tranche 3 Term Loan under its senior secured credit facility with the proceeds of a new $343 million Tranche 5 Term Loan under its senior secured credit facility.  The Tranche 5 Term Loan has a seven-year maturity, maturing March 3, 2018; provided that such maturity date shall instead be December 1, 2014, in the event that Rite Aid does not repay or refinance its outstanding 8.625% senior notes due 2015 on or prior to such date, or September 16, 2015, in the event that Rite Aid does not repay or refinance its outstanding 9.375% senior notes due 2015 on or prior to such date.

At Rite Aid’s option, the Tranche 5 Term Loan bears interest at a rate per annum equal to either (a) adjusted LIBOR (with a LIBOR floor of 1.25% per annum) plus 3.25% or (b) the greater of (x) Citibank’s base rate (with a base rate floor of 2.25% per annum) and (y) the federal funds rate plus 0.50%, in each case plus 2.25%.  The Tranche 5 Term Loan is guaranteed by the subsidiary guarantors that guarantee Rite Aid’s indebtedness under the senior secured credit facility and its outstanding guaranteed notes.  Rite Aid must make mandatory prepayments of the Tranche 5 Term Loan (on a pro rata basis with any other term loan under its senior secured credit facility and other senior obligations that require the sharing of such prepayments) with the proceeds of asset dispositions and casualty events (subject to certain limitations).  Rite Aid is also required to make mandatory prepayments of the Tranche 5 Term Loan (on a pro rata basis with any other term loans under its senior secured credit facility) with a portion of any excess cash flow generated by Rite Aid and with the proceeds of certain issuances of equity and debt (subject to certain exceptions).  If at any time the total credit exposure outstanding under Rite Aid’s senior secured credit facility and the principal amount of Rite Aid’s other senior obligations exceeds the borrowing base, Rite Aid will be required to make certain other mandatory prepayments to eliminate such shortfall.

The Tranche 5 Term Loan contains customary events of default and is subject to a 1.0% prepayment fee in the event it is prepaid on or prior to March 3, 2012, with the proceeds of a substantially concurrent incurrence of new loans or other indebtedness incurred for the primary purpose of repaying, refinancing or replacing the Tranche 5 Term Loan.

A copy of the Amendment is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

The press release announcing Rite Aid’s entry into the Amendment is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

10.1	Refinancing Amendment No. 4, dated as of March 3, 2011, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time), among Rite Aid Corporation, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

99.1	Press Release, dated March 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 3, 2011	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Refinancing Amendment No. 4, dated as of March 3, 2011, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time), among Rite Aid Corporation, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

99.1	Press Release, dated March 3, 2011.